UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 28, 2006

Herbalife Ltd.
__________________________________________
(Exact name of registrant as specified in its charter)

Cayman Islands	1-32381	98-0377871
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

PO Box 309 GT, Ugland House, South Church Street, Grand Cayman, Cayman Islands		0000000
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	c/o (310) 410-9600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On April 28, 2006, Herbalife Ltd.’s indirect subsidiary, Herbalife International of America, Inc. (the "Company"), entered into an Amended and Restated Employment Agreement (the "Agreement"), with Paul Noack, Chief Strategic Officer of the Company. The Agreement is effective as of April 17, 2006, and continues through December 31, 2006. The Agreement provides for an increase in salary for Mr. Noack to $450,000 per year, effective as of April 1, 2006. Additionally, the Agreement provides for the immediate grant to Mr. Noack of 130,000 Stock Appreciation Rights ("SAR’s") and 20,000 Restricted Stock Units ("RSU’s").

A copy of the Agreement is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

99.1 Amended and Restated Employment Agreement between Herbalife International of America, Inc. and Paul Noack.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Herbalife Ltd.

April 28, 2006	By:	/s/ Brett R. Chapman

Name: Brett R. Chapman
Title: General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	Amended and Restated Employment Agreement between Herbalife International of America, Inc. and Paul Noack